                                                                    Exhibit 24.1


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Sherbin, Associate General Counsel and Secretary of Federal-Mogul Corporation, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                               Title                          Date
-----------------------------------  -------------------------------------  ---------------------

                                     Chairman of the Board, Chief
/s/ Richard A. Snell                 Executive Officer and Director
-----------------------------------  (Principal Executive Officer)          June 23, 1999
     Richard A. Snell


                                     Executive Vice President and Chief
/s/ Thomas W. Ryan                   Financial Officer                      June 23, 1999
-----------------------------------  (Principal Financial Officer)
     Thomas W. Ryan


/s/ Kenneth P. Slaby                 Vice President and Controller          June 23, 1999
-----------------------------------  (Principal Accounting Officer)
     Kenneth P. Slaby


/s/ John J. Fannon                                                          June 23, 1999
-----------------------------------  Director
     John J. Fannon


/s/ Roderick M. Hills                Director                               June 23, 1999
-----------------------------------
     Roderick M. Hills


/s/ Paul Scott Lewis                 Director                               June 23, 1999
-----------------------------------
     Paul Scott Lewis

/s/ Antonio Madero                   Director                               June 23, 1999
-----------------------------------
Antonio Madero



/s/ Robert S. Miller, Jr.            Director                               June 23, 1999
-----------------------------------
     Robert S. Miller, Jr.


/s/ John C. Pope                     Director                               June 23, 1999
-----------------------------------
     John C. Pope


/s/ Geoffrey Whalen                  Director                               June 23, 1999
-----------------------------------
     Geoffrey Whalen